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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    September 21, 2004 (September 20, 2004)

BRAUN CONSULTING, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-15213 (Commission File Number)	36-3702425 (I.R.S. Employer Identification No.
20 West Kinzie, Suite 1600 Chicago, Illinois 60610 (Address of principal executive offices) (Zip Code)
(312) 984-7000 (Registrant's telephone number, including area code)
Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

        On September 20, 2004, Braun Consulting, Inc., a Delaware corporation (the "Company"), Fair Isaac Corporation, a Delaware corporation ("Buyer"), and HSR Acquisition, Inc., a Delaware corporation ("Sub"), entered into an Agreement and Plan of Merger (the "Merger Agreement") providing for the merger of Sub with and into the Company with the Company surviving as a wholly owned subsidiary of Buyer (the "Merger"). Pursuant to the Merger Agreement, at the effective time of the Merger, each outstanding share of the common stock of the Company, par value $.001 per share (the "Shares"), will be converted (except for Shares owned by any holder who properly demands appraisal rights) into and represent the right to receive $2.34 in cash. The Merger Agreement has been approved by the respective Boards of Directors of the Company and Buyer and the transactions contemplated thereby are subject to the approval of the Company's stockholders.

        In connection with the execution of the Merger Agreement, Steven J. Braun entered into a Voting Agreement (the "Voting Agreement") with Buyer, pursuant to which, among other things, Mr. Braun has agreed to vote all Shares held of record by Mr. Braun in favor of the Merger Agreement and the Merger.

        A copy of the Merger Agreement is attached to this report as Exhibit 2.1. A copy of the Voting Agreement is attached to this report as Exhibit 99.1. The Merger Agreement and the Voting Agreement are incorporated herein by reference. The foregoing descriptions of the Merger, the Merger Agreement and the Voting Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the complete texts of the agreements.

Item 8.01    Other Events.

        On September 21, 2004, the Company issued a press release announcing the signing of the Merger Agreement, a copy of which is attached to this report as Exhibit 99.2. On September 21, 2004, the Company also distributed a letter to its directors and vice presidents and a letter to all of its employees announcing the pending acquisition of the Company by Buyer. Copies of these letters are attached to this report as Exhibit 99.3 and Exhibit 99.4.

Availability of Proxy Statement

        All of the stockholders of Braun Consulting, Inc. should read the proxy statement concerning the acquisition by Fair Isaac that Braun will file with the SEC and mail to its stockholders. The proxy statement will contain important information that you should consider before making any decision regarding the acquisition. You will be able to obtain the proxy statement, as well as other filings containing information about Braun, without charge, at the SEC's web site located at www.sec.gov. Copies of the proxy statement and Braun's SEC filings that will be incorporated by reference in the proxy statement will also be obtainable, without charge, from Braun's web site at www.braunconsult.com or from Braun Consulting, Inc., 20 West Kinzie Street, Suite 1500, Chicago, Illinois 60610, Attention: Corporate Secretary.

Information Concerning Participants

        Braun, its directors, and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Braun's stockholders to approve the acquisition by Fair Isaac. Please refer to Braun's definitive proxy statement when it becomes available for a discussion of all interests, direct or indirect, by security holdings or otherwise, of such persons in Braun.

Statement Concerning Forward-Looking Information

        Except for historical information contained herein, the statements contained in this report and its exhibits may constitute forward-looking statements within the meaning of the "safe harbor" provisions

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of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the risk that the merger may not be consummated, risks regarding employee relations and other risks concerning Fair Isaac and Braun and their respective operations that are detailed in the periodic filings with the SEC of Fair Isaac and Braun, including their most recent filings on Form 10-K and Form 10-Q. Forward-looking statements should be considered with caution. If any of these risks or uncertainties materializes or any of these assumptions proves incorrect, Fair Isaac's and Braun's results could differ materially from Fair Isaac's and Braun's expectations in these statements. Fair Isaac and Braun disclaim any intent or obligation to update these forward-looking statements.

Item 9.01    Financial Statements and Exhibits.

  (c)
  Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of September 20, 2004, among Braun Consulting, Inc., Fair Isaac Corporation, and HSR Acquisition, Inc.
99.1	Voting Agreement, dated as of September 20, 2004, between Steven J. Braun and Fair Isaac Corporation.
99.2	Press Release dated September 21, 2004.
99.3	Letter to Directors and Vice Presidents
99.4	Letter to All Employees

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned authorized officer.

BRAUN CONSULTING, INC.
Date: September 21, 2004	By:	/s/ STEVEN J. BRAUN President, Chief Executive Officer, and Chairman of the Board

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of September 20, 2004, among Braun Consulting, Inc., Fair Isaac Corporation, and HSR Acquisition, Inc.
99.1	Voting Agreement, dated as of September 20, 2004, between Steven J. Braun and Fair Isaac Corporation.
99.2	Press Release dated September 21, 2004.
99.3	Letter to Directors and Vice Presidents
99.4	Letter to All Employees

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SIGNATURES